REVOCABLE DECLARATION OF TRUST
                              (Single Beneficiary)

                         Mr.
WHEREAS, I (Name)        Mrs. _________________________________________________
                         Ms.
Of (Address) __________________________________________________________________
             (Number) (Street)                  (City)                  (State)

am the Planholder, named in, or have application for, First Investors Plan No. _______________ sponsored by FIRST INVESTORS CORPORATION.


NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that I do not hereby acknowledge and declare that I hold and will hold said Plan and all right, title and interest in and to the Shares mentioned therein and the proceeds thereof (which together constitute the corpus of this Trust and are hereinafter called "Trust Property"), and now or hereafter purchased under said Plan, and all income, dividends and distributions thereon, IN TRUST, for the following uses and purposes, hereby revoking all trusts if any, heretofore created by me with respect to said Plan or said Shares.


1. To add, or cause to be added, to the corpus of this Trust all income, dividends and distributions which may from time to time be received on said Shares, by causing the same to be invested by First Investors Corporation in additional Shares under the terms of said Plan.

2. To hold said Plan and all said right, title and interest in and to said Shares for the use and benefit of

       Mr.
(Name) Mrs. ___________________________________________________________________
       Ms.

(hereinafter called the beneficiary) of

(Address) _____________________________________________________________________

In the event that the beneficiary shall predecease me, this Trust shall automatically terminate and the entire right, title and interest in said Plan and in and to said Shares and all unpaid accumulations of income, dividends and distributions shall be vested in me or my estate.

 3. Upon my death, unless the beneficiary shall predecease me, my Successor Trustee shall, if the beneficiary has then attained the age of twenty-one years, forthwith assign and transfer said Plan and all right, title and interest in and to said Shares, and all unpaid accumulations of income, dividends and distributions unto the beneficiary absolutely and thereby terminate this


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Trust. If the beneficiary shall then be a minor, my Successor Trustee shall hold the Trust Property and may retain and accumulate the income, dividends and distributions thereon and invest and reinvest the same for the benefit of the beneficiary, until he or she attains the age of twenty-one years, at which time my Successor Trustee shall assign and transfer the Trust Property and all unpaid accumulations of income, dividends and distributions thereon then held, to the beneficiary absolutely and thereby terminate this Trust, provided, however, that if the beneficiary dies before attaining the age of twenty-one years, my Successor Trustee shall assign and transfer the Trust Property and all unpaid
accumulations   of  income,   dividends  and   distributions   to  the  personal
representative of the beneficiary absolutely and thereby terminate this Trust.

4. The right, power and authority is hereby conferred upon my Successor Trustee in his discretion to retain said Plan during the minority of the beneficiary, or to terminate said Plan by making complete withdrawal, or to make partial withdrawals from time to time thereunder, with the right, power and authority in his discretion to retain or sell said Shares and other Trust Property, to hold the Trust Property in one or more savings accounts, or to invest and reinvest the Trust Property in other shares or securities as my Successor Trustee may deem proper or advisable without being required to make application for any such authority to any court of law or equity and without being restricted to shares or securities which may be known as legal investments. All of the terms of this instrument shall be applicable to any such new investments. The right, power and authority is hereby also conferred upon my Successor Trustee to apply any or all of the Trust Property or the income, dividends, and distributions thereon directly, without intervention of any guardian and without application to any court, for the maintenance, education and support of the minor. Such payments may be made to either parent of the minor or to the person with whom the minor is living without liability upon my Successor Trustee to see the application thereof.

5. I hereby reserve unto myself the right and power during my lifetime, to revoke in part the Trust hereby created, without the necessity of obtaining the consent of the beneficiary and without notice to the beneficiary,

     (a) by electing from time to time to cause the income, dividends and distributions on said Shares to be distributed to me, or

     (b) by making partial withdrawals of Shares or proceeds of Shares from time to time under said Plan without obligation to restore such partial withdrawals as permitted by said Plan.

The foregoing rights and powers may be exercised concurrently and as many times as I may determine.

6. I hereby reserve the right and power during my lifetime to revoke in whole the Trust hereby created, without the necessity of obtaining the consent of the beneficiary and without giving notice to the beneficiary. Any one of the following acts shall be conclusive evidence of such revocation of this Trust:


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     (a) Delivery to First Investors  Corporation of written notice signed by me that this Trust is revoked;

     (b) Assignment or transfer of said Plan by me, excepting assignment or transfers as collateral for loans;

     (c) Termination of said Plan by me, or termination of said Plan during my lifetime by First Investors Corporation;

     (d) Delivery to First Investors Corporation of written notice signed by me stating that the beneficiary is dead;

     (e) Execution by me of another Declaration of Trust or other instrument revoking trusts theretofore created by me with respect to said Plan.

In the event that I revoke this Trust as provided in subdivision (e) above, I agree to file promptly with First Investors Corporation a fully executed counterpart of such other Declaration of Trust or instrument, or a true and correct copy thereof duly certified in a manner satisfactory to the Custodian.

7. If the beneficiary dies in a common accident or disaster with me, he or she shall be deemed to have predeceased me.

8. The interests of the beneficiary shall in no way or manner be subject or liable to his or her anticipation, assignment, contracts, engagements, debts, or liabilities and shall not be subject to any legal execution.

9. This Trust is created upon the further understanding that First Investors Corporation shall be under no liability whatsoever to see to the proper administration of this Declaration of Trust. Whenever any Shares, cash or other property shall be distributable after my death under the terms of said Plan, First Investors Corporation is fully authorized to pay, deliver and distribute the same to whosoever shall then be Successor Trustee hereunder, or to the beneficiary or his or her personal representative upon termination of this Trust if the Successor Trustee shall so direct in writing, and shall be under no liability to see to the proper application thereof.

10. In case I shall become incapacitated and a committee or guardian of my estate is appointed, I hereby grant unto such committee or guardian the authority to exercise for the benefit of my estate the powers of any of them reserved in Section 5 hereof, and the authority to terminate this Trust by performing on my behalf any one of the acts of revocation set forth in subdivisions (a), (b), (c), and (d) of Section 6.

11. In case of my death, I hereby nominate and appoint the beneficiary as Successor Trustee hereunder, unless he or she shall be a minor or otherwise legally incapacitated, in either of which events, I hereby nominate and appoint.

                                            Mr.
                                     (Name) Mrs. _______________________________
                                            Ms.

of (Address) ___________________________________________________________________
             (Number) (Street)                  (City)                  (State)

and upon his or her failure to act (or should I for any reason fail to designate the person above intended to be nominated) then and in either event I nominate and appoint as such Successor Trustee whosoever shall qualify as executor or administrator of my estate. If at the time of my death the beneficiary shall be a minor, and if and when the beneficiary attains the age of twenty-one years there shall be no one acting as Successor Trustee hereunder, or if the party then acting as Successor Trustee shall resign or otherwise cease to act, I hereby nominate and appoint the beneficiary as Successor Trustee hereunder to make final distribution to himself or herself of the Trust Property and all unpaid accumulations of income, dividends, and distributions thereon then held, and thereby terminate this Trust.


IN WITNESS WHEREOF I have hereunto set my hand and seal this _____________ day of _______________, 19____


                                            Mr.
                                            Mrs. _______________________________
                                            Ms.     Signature of Planholder


Signed and sealed in the presence
of the undersigned Witnesses:

Witness: ___________________________________

(Address) __________________________________

Witness: ___________________________________

(Address) __________________________________


STATE OF
                                    ss#:
COUNTY OF

On the ________________ day of _________________, 19____ before me came:
_________________________________________  to me known and known to me to be the individual described in, and who executed the foregoing instrument, and acknowledged that ________________________ executed the same; and in due form of law acknowledged the foregoing instrument to be _______________________ act and deed and desired the same might be recorded as such.


WITNESS my hand and notarial seal the date and year aforesaid.



                                            ____________________________________
                                            Notary Public


(Notary Seal)